UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 23, 2014

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

    On September 23, 2014, Echo Therapeutics, Inc. (“Echo” or the “Company”) announced that, as it believes that its current liquidity is insufficient to fund its needs beyond September 30, 2014, it has suspended its product development, research, manufacturing and clinical programs and operations to conserve its liquidity and capital resources. The workforce reduction due to the suspension of operations comprised approximately 70% of Echo’s workforce.  Affected employees were notified on September 23, 2014. The employees whose employment was terminated as part of the workforce reduction were not offered severance pay. The Company may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

    The actions follow a strategic review of Echo’s current financial position, funding alternatives, and projected product development costs and timelines.  In August 2014, in an earlier effort to conserve its liquidity and capital resources, Echo reduced overhead costs, cut capital expenses and reduced its workforce.

    Any resumption of operations would be dependent on Echo being able to secure additional third-party funding. However, no assurances can be given that Echo will be able to secure funding that will be sufficient to enable Echo to resume its operations.  At this time, Echo is unable to make a good faith determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of the Current Report on Form 8-K with respect to any charges that may be incurred as a result of the suspension of operations.  As permitted by Item 2.05 of the Current Report on Form 8-K, Echo will file an amendment to this Report under this Item 2.05 within four business days after Echo’s determination of such estimate or range of estimates.

Item 7.01  Regulation FD Disclosure.

    Echo’s press release, dated September 23, 2014, is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 8.01  Other Events.

    The information set forth in Item 2.05 is incorporated herein by reference.

    Even with the cost reductions contemplated by the suspension of operations announced on September 23, 2014, no assurances can be given that Echo will be able to fund its operations beyond September 30, 2014. In addition, it is possible that Echo’s liquidity may run out sooner. Echo is reviewing strategies to address its liquidity needs. However, no assurances can be given that Echo will be successful in addressing its liquidity needs. If Echo is unable to address its liquidity needs, it could be forced to file for protection under the U.S. Bankruptcy Code.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectation and beliefs of Echo’s management about the business of Echo, including, but not limited to, expectations regarding Echo’s liquidity needs, Echo’s ability to continue to fund its operations, Echo’s ability to identify strategies to address its liquidity needs, Echo’s ability to address its liquidity needs with additional third-party funding and the possibility that Echo may be forced to seek protection under the U.S. Bankruptcy Code. These forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, but are not limited to, risks related to the actions of Platinum Management (NY) LLC, its affiliates and the other members of its group, the potential inability of Echo to secure additional funding for its operations, the possibility that Echo may be forced to seek protection under the U.S. Bankruptcy Code, the adverse impact of any such bankruptcy filing by Echo on its business, financial condition and results of operations, including its ability to maintain relationships with vendors and employees, the actions of Echo’s creditors and other third parties with interests in any bankruptcy case filed by Echo, and Echo’s ability to obtain bankruptcy court approval in connection with any bankruptcy case filed by Echo. Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Echo's filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this Report are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Echo does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on September 23, 2014.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: September 24, 2014	By: /s/ Charles T. Bernhardt
Charles T. Bernhardt
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on September 23, 2014.